UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014

CEMPRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35405	45-4440364
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6320 Quadrangle Drive, Suite 360, Chapel Hill, NC	27517
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (919) 576-2306

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e) On May 23, 2014, we entered into a change in control severance agreement with Mark W. Hahn, our Executive Vice President and Chief Financial Officer. Pursuant to the severance agreement, if Mr. Hahn’s employment is terminated without “cause” (as defined in the severance agreement) or he resigns for “good reason” (as defined in the severance agreement) within 6 months of a “change in control” of our company (as defined in the severance agreement), then, provided (i) such termination results in Mr. Hahn incurring a “separation from service” as defined under Treasury Regulation 1.409A-1(h), (ii) Mr. Hahn has not breached the severance agreement or the previously executed confidentiality and assignment of inventions agreement, and (iii) conditioned upon his execution of an effective release, we will pay Mr. Hahn an amount equal to his then-current base salary for a period of 6 months, plus reimbursement of COBRA premiums for the lesser of 6 months or until he becomes eligible for insurance benefits from another employer. In addition, all of Mr. Hahn’s outstanding and unvested stock options and other equity in our company would become immediately and fully exercisable. If his employment is terminated due to his death, “disability” (as defined in the severance agreement), for “cause” by us, he resigns without “good reason” or the term of the severance agreement expires without renewal, Mr. Hahn will not be entitled to any additional compensation under the severance agreement beyond that which had accrued as of the date of termination. The severance agreement provides that no compensation or benefit that qualifies as a nonqualified deferred compensation plan under Section 409A of the Internal Revenue Code of 1986, as amended, or the Code, will be paid or provided to Mr. Hahn before the day that is six months plus one day after the termination date. In addition, if an excess parachute payment would be made to Mr. Hahn in the event of a change in control, we may, at our election, reduce the amounts to be paid to Mr. Hahn to the extent necessary to avoid its treatment as an excess parachute payment under the Code. The severance agreement has an initial term of five years and will automatically renew thereafter for additional one-year terms unless we provide Mr. Hahn with notice of nonrenewal at least 90 days prior to the end of the initial five-year term or any additional one-year term.

The foregoing description of Mr. Hahn’s severance agreement is qualified in its entirety by reference to the full and complete terms contained in the agreement, which is filed as Exhibit 10.25 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.25	Form of Change in Control Severance Agreement by and between Cempra, Inc. and Mark W. Hahn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMPRA, INC.

Date: May 29, 2014	/s/ Mark W. Hahn
Name: Mark W. Hahn
Title: Chief Financial Officer